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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of BioSante Pharmaceuticals, Inc. (formerly Ben-Abraham Technologies Inc.) of our report dated February 19, 1999 (which report expresses an unqualified opinion and includes and explanatory paragraph referring to the development state nature of BioSante), appearing in the Annual Report on Form 10-KSB of BioSante Pharmaceuticals, Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
January  15, 2002